Exhibit 16.1

517 Route One, Suite 4103 Iselin, NJ 08830 (732) 781-2712 Berkower.io

Securities and Exchange Commission

100 F Street, NE

Washington, DC 20549

We have read the statements made by Strategic Acquisitions, Inc. (the “Company”), which we understand will be filed with the Securities and Exchange Commission. Pursuant to Item 4.01 of Form 8-K. We are in agreement with the statements contained in Item 4.01 insofar as they related to Berkower LLC.

Very truly yours,

/s/Berkower LLC

December 22, 2022.

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